Exhibit 99.1

ACNB Corporation Nasdaq Listed: “ACNB” 16 Lincoln Square, P.O. Box 3129 Gettysburg, PA 17325 717.334.3161 / 888.334.2262 www.acnb.com 3/23/2021

Confidentiality Notice This Investor Presentation (the "Presentation") is being furnished to a limited number of parties who may be interested in or have expressed an interest in investing in the subordinated notes (the "Notes") of ACNB Corporation (the "Company"). The Company has engaged Boenning & Scattergood, Inc. ("Boenning") as its sole placement agent for the offering (the "Offering") of the Notes. The management of the Company, with the assistance of Boenning, has assembled this Presentation. The sole purpose of the Presentation is to assist the recipient in deciding whether to invest in the Notes. Use of this Presentation is governed by and subject to the terms of the Confidentiality Agreement ("CA") previously executed by the recipient, which strictly limits the use and disclosure of the information contained herein. This Presentation should not be copied or sent to any other person without the express prior written permission of Boenning. Any person in possession of this Presentation is bound by the terms of such executed CA. As set forth in the CA and in this Presentation, the Presentation and the information contained herein may not be used or disclosed without the express written consent of the Company or Boenning and for any purpose other than the evaluation of the Company by the person to whom this Presentation has been delivered. 2

Note to Recipients The Presentation has been prepared solely for general informational purposes by the Company and is being furnished solely for use by prospective participants in considering participation in the proposed Offering. No representation or warranty as to the accuracy, completeness, or fairness of such information is being made by the Company or any other person, and neither the Company nor any other person shall have any liability for any information contained herein, or for any omissions from this Presentation or any other written or oral communications transmitted to the recipient by the Company or any other person in the course of the recipient’s evaluation of the Offering. The Notes have not been registered under the Securities Act of 1933, as amended (the “1933 Act”) or any state securities laws, and may not be re-offered or resold absent registration or an exemption from registration under applicable federal and state securities laws. The Notes are not a deposit or bank account, and are not, and will not be, insured or guaranteed by the Federal Deposit Insurance Corporation (the “FDIC”) or any other federal or state government agency. Investment in the Notes has not been approved or disapproved by the U.S. Securities and Exchange Commission (the “SEC”), the FDIC, the Board of Governors of the Federal Reserve System, the Pennsylvania Department of Banking and Securities or any other federal or state regulatory authority, nor has any authority passed upon or endorsed the merits of the Offering or the accuracy or adequacy of this Presentation. Any representation to the contrary is a criminal offense. The information contained herein is intended only as an outline that has been prepared to assist interested parties in making their own evaluations of the Company. It does not purport to be all-inclusive or to contain all of the information that a prospective participant may desire. Each recipient of the information and data contained herein should perform its own independent investigation and analysis of the Offering and the value of the Company. The information and data contained herein are not a substitute for a recipient’s independent evaluation and analysis. 3

Note to Recipients In making an investment decision, prospective participants must rely on their own examination of the Company, including the merits and risks involved. Prospective participants are urged to consult with their own legal, tax, investment, regulatory and accounting advisers with respect to the consequences of an investment in the Company. In the event that any portion of this Presentation is inconsistent with or contrary to any of the terms of the form of subordinated note purchase agreement (the “Purchase Agreement”), the Purchase Agreement shall control. Except as otherwise indicated, this Presentation speaks as of the date hereof. The delivery of this Presentation shall not, under any circumstances, create any implication that there has been no change in the affairs of the Company after the date hereof. You will be given the opportunity to ask questions of and receive answers from Company representatives concerning the Company’s business and the terms and conditions of the Offering, and the Company may provide you with additional relevant information that you may reasonably request to the extent the Company possesses such information or can obtain it without unreasonable effort or expense. Except for information provided in response to such requests, the Company has not authorized any other person to give you information that is not found in this Presentation. If such unauthorized information is obtained or provided, the Company cannot and does not assume responsibility for its accuracy, credibility, or validity. The Company is not providing you with any legal, business, investment, tax or other advice regarding an investment in the Notes. You should consult with your own advisors as needed to assist you in making your investment decision and to advise you whether you are legally permitted to purchase the Notes. The Company is subject to the periodic reporting and informational requirements of the Securities Exchange Act, as amended (the “1934 Act”) and filings made by the Company with the SEC under the 1934 Act are available under the “Company Filings” page at www.sec.gov. 4

Offering Disclaimer This Presentation has been prepared by the Company solely for informational purposes based on information regarding our operations, as well as information from public sources. This Presentation is for information purposes only and is being furnished on a confidential basis to a limited number of persons who qualify as an “accredited” investor as defined in Rule 501(a)(1)-(3), (7) and (9) of Regulation D adopted under the Securities Act of 1933, as amended (the “Act”) or a qualified institutional buyer as such term is defined in SEC Rule 144A. This Presentation does not constitute an offer to sell, or a solicitation of an offer to buy, the Notes by any person in any jurisdiction in which it is unlawful for such person to make such offer or solicitation. The information in this Presentation is confidential and may not be reproduced or redistributed, passed on or divulged, directly or indirectly, to any other person. The Company reserves the right to request the return of this Presentation at any time. Purchase of the Notes may be made only by a Purchase Agreement and the information contained herein will be superseded in its entirety by the Purchase Agreement. This Presentation does not contain all of the information you should consider before investing in the Notes and should not be construed as accounting, investment, legal, regulatory or tax advice. Each potential investor should review the Purchase Agreement, make such investigation as it deems necessary to arrive at an independent evaluation of an investment in the Notes and should consult its own legal counsel and financial, accounting, regulatory and tax advisors to determine the consequences of such an investment prior to making an investment decision and should not rely on any information set forth in this Presentation. The Notes will be subject to significant limitations on their liquidity. Only potential investors who can bear the risk of an unregistered illiquid investment should consider investment in the Notes described herein. 5

Confidentiality Notice The information contained in this Presentation was prepared expressly for use in this Presentation and is based on certain assumptions and management's analysis of information available at the time this Presentation was prepared. The information contained herein has been provided to Boenning by the Company. Nothing contained within this Presentation is, or should be relied upon as, a promise or representation as to the future performance of the Company. This Presentation contains supplemental financial information which has been derived by methods other than GAAP. These non-GAAP financial measures are reconciled to the most directly comparable GAAP measure at the end of this Presentation. The Presentation may contain statistics and other data that, in some cases, has been obtained from or compiled from and made available by third party providers. However, the Company cannot guarantee the accuracy of such information and has not independently verified such information. The Company is not making any implied or express representation or warranty as to the accuracy or completeness of the information summarized herein or made available in connection with any further investigation of the Company. The Company expressly disclaims any liability which may be based on such information, errors therein or omissions therefrom. This Presentation contains certain pro forma information and such pro forma information does not purport to present the results that the Company will actually realize and such variation could be material. All inquiries or requests for additional information in connection with this Presentation should be submitted or directed to Boenning. Boenning will arrange all contacts for appropriate due diligence by potential investors. All inquiries regarding the Offering and any requests for additional information should be directed to: Charles K. Hull Managing Director (O) 610-832-5310 (M) 215-327-9668 chull@boenninginc.com James F. McCormick Managing Director (O) 610-832-5311 (M) 484-433-1472 jmccormick@boenninginc.com Thomas J. Haldeman Analyst (O) 610-832-5296 (M) 908-246-9220 thaldeman@boenninginc.com 6

Forward Looking Statement In addition to historical information, this Investor Presentation, and oral statements made from time to time by the Company’s representatives may contain forward-looking statements. Such forward-looking statements can be identified by the use of forward-looking terminology such as “believes”, “expects”, “may”, “intends”, “will”, “should”, “anticipates”, or the negative of any of the foregoing or other variations thereon or comparable terminology, or by discussion of strategy. Forward-looking statements are subject to certain risks and uncertainties, such as local economic conditions, competitive factors, and regulatory limitations. Actual results may differ materially from those projected in the forward-looking statements. Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the following: the effects of governmental and fiscal policies, as well as legislative and regulatory changes; the effects of new laws and regulations, specifically the impact of the American Rescue Plan Act of 2021, Coronavirus Response and Relief Supplemental Appropriations Act, the Coronavirus Aid, Relief, and Economic Security Act, the Tax Cuts and Jobs Act, and the Dodd-Frank Wall Street Reform and Consumer Protection Act; impacts of the capital and liquidity requirements of the Basel III standards; the effects of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Financial Accounting Standards Board and other accounting standard setters; ineffectiveness of the business strategy due to changes in current or future market conditions; future actions or inactions of the United States government, including the effects of short-and long-term federal budget and tax negotiations and a failure to increase the government debt limit or a prolonged shutdown of the federal government; the effects of economic conditions particularly with regard to the negative impact of severe, wide-ranging and continuing disruptions caused by the spread of Coronavirus Disease 2019 (COVID-19) and the responses thereto on the operations of the Corporation and current customers, specifically the effect of the economy on loan customers’ ability to repay loans; the effects of competition, and of changes in laws and regulations on competition, including industry consolidation and development of competing financial products and services; the risks of changes in interest rates on the level and composition of deposits, loan demand, and the values of loan collateral, securities, and interest rate protection agreements, as well as interest rate risks; difficulties in acquisitions and integrating and operating acquired business operations, including information technology difficulties; challenges in establishing and maintaining operations in new markets; the effects of technology changes; volatilities in the securities markets; the effect of general economic conditions and more specifically in the Corporation’s market areas; the failure of assumptions underlying the establishment of reserves for loan losses and estimations of values of collateral and various financial assets and liabilities; acts of war or terrorism; disruption of credit and equity markets; the ability to manage current levels of impaired assets; the loss of certain key officers; the ability to maintain the value and image of the Corporation’s brand and protect the Corporation’s intellectual property rights; continued relationships with major customers; and potential impacts to the Corporation from continually evolving cybersecurity and other technological risks and attacks, including additional costs, reputational damage, regulatory penalties, and financial losses. We caution readers not to place undue reliance on these forward-looking statements. They only reflect management’s analysis as of this date. The Corporation does not revise or update these forward-looking statements to reflect events or changed circumstances. Please carefully review the risk factors described in other documents the Corporation files from time to time with the Securities and Exchange Commission, including the Quarterly Reports on Form 10-Q and any Current Reports on Form 8-K.7

Private Placement Terms1 1The placement and sale of the Notes will not be registered under the Securities Act of 1933. The Company will offer and sell the Notes only to Qualified Institutional Buyers and Institutional Accredited Investors. The minimum investment is $500 thousand, subject to an availability to waive8

Executive Summary

Executive Summary

Bank Established:	1857
Headquarters:	Gettysburg, PA
Market Capitalization[1]:	$259 Million
Total Assets:	$2.6 Billion
Gross Loans:	$1.6 Billion
Deposits:	$2.2 Billion
TCE/TA:	8.32%
ROAA[2]:	0.97%
ROAE[2]:	9.25%
LTM Net Interest Margin:	3.35%
LTM Noninterest Income / Operating Revenue	21.43%
LTM Efficiency Ratio:	59.35%
Total Capital Ratio[3]:	15.10%
CET1 Ratio[3]:	13.86%
Tier 1 Capital Ratio[3]:	13.86%
Leverage Ratio[3]:	9.01%

Notes

- Trades on the NASDAQ under the symbol "ACNB."
- 16th largest bank (out of 80) in Pennsylvania by asset size.
- 22 Bank office locations in Southcentral Pennsylvania and 12 offices in Maryland
- Approximately $437.0 million in Wealth Management assets.
  - Trust and Fiduciary: $277.0 million in AUM
  - Retail Brokerage: $159.0 million in AUM
- Russell Insurance Group
  - Approximately $47.9 million in gross premium volume, $6.1 million in gross commissions
  - 3 offices in Maryland, 1 in Pennsylvania

Accolades

- Named to Central Penn Business Journal's list of the Top 50 Fastest Growing Companies in Central Pennsylvania for the third year in a row.
- Voted #1 Bank for the ninth consecutive year in the Gettysburg Times Pick of the County annual award.
- Voted #1 in the Hanover Evening Sun Readers Choice Awards for 2020.

1 As of March 18, 2021
2 Excludes one-time merger related charges associated with the Frederick County Bancorp acquisition that closed in 1Q'20
3 Reflects bank-level metrics

9

ACNB Corporation

Key Notes Market Overview Ranked #1 in Adams County market, with deposit market share of 57.9%1. ACNB has the #1 deposit market share in 7 out of 13 defined market areas in Pennsylvania.2 Market footprint covers South-Central Pennsylvania and Central Maryland. The South-Central Pennsylvania and Central Maryland markets have a diverse mix of businesses and industries, with an educated workforce and household-income that is greater than both state and national averages3. 34 locations across Pennsylvania and Maryland 13 branches located in Adams County, PA (excludes HQ Operations Center) 5 branches and 1 loan production office located in York County, PA 1 branch located in Franklin County, PA 1 branch located in Cumberland County, PA 1 loan production office located in Lancaster County, PA 6 branches located in Carroll County, MD 5 branches located in Frederick County, MD 1 loan production office located in Baltimore County, MD Solid historical deposit growth 5-Year (Total) CAGR = 19.1% 5-Year (Organic) CAGR = 14.6% ➢2020 (Total) = 54.8% ➢2020 (Organic) = 27.8% Market Footprint According to the June 30, 2020 FDIC Deposit Market Share Report These market areas include Gettysburg, Upper Adams, Littlestown, McSherrystown, Carroll Valley, East Berlin, and Newville Based on United States Census Bureau data 10

ACNB Executive Management

Name/Title	Banking Experience	Joined ACNB Bank	Experience/Disciplines	Prior Experience
James P. Helt ***President & CEO***	31 Years	2008	Strategy, Sales, Lending, Credit, Executive	FB&T, Financial Trust, CMTY, SUSQ
David W. Cathell ***EVP/Treasurer & CFO***	43 Years	2005	Finance, Treasury, Strategy, Executive	Garret National Bank, WM Bancorp, American Trust Bank Fulton County National Bank, PA State Bank
Lynda L. Glass ***EVP/Secretary and Chief Risk & Governance Officer***	39 Years	1984	Risk, Governance, Strategy, Executive	Meridian
Laurie A. Laub ***EVP/Chief Credit & Operations Officer***	21 Years	2005	Credit, Risk, Operations, Technology, Executive	Waypoint, Sovereign
Tom N. Rasmussen ***EVP/Maryland Market President***	37 Years	2017	Strategy, Lending, Operations, Executive	FCNB Bank, New Windsor State Bank
Douglas A. Seibel ***EVP/Chief Lending & Revenue Officer***	39 Years	2008	Lending, Sales, Credit, Executive	FB&T, Meridian, Allfirst, M&T, CMTY, SUSQ
Thomas R. Stone ***EVP/Chief Community Banking Officer***	40 Years	2009	Retail, Facilities, Marketing, Human Resources, Executive	York Bank & Trust Co., Allfirst, M&T, CMTY, SUSQ

11

ACNB Corporation

Growth Opportunities Organic StrategiesInorganic Strategies Acquisition of top tier and experienced HR talent due to market disruption Focused on balance sheet expansion, driven by loan growth via commercial lending Expansion into new markets Loan Production Offices (Lancaster, PA and Hunt Valley, MD) Full-Service Offices Grow Wealth Management platform Trust & Fiduciary Services ($277 million in AUM) Retail Brokerage Services ($159 million in AUM) Russell Insurance Agency 5-Year Premium CAGR: 7.1% 5-Year Commissions CAGR: 6.2% Strategically positioned in one of the fast-growing regions along the East Coast, within a short drive of Baltimore, Philadelphia, and Washington, D.C. The South-Central Pennsylvania and Northern Maryland markets are home to a diverse mix of businesses and industries Expansion into new markets based on strong demographics and the enhancement of long-term shareholder value Growth Markets Strategic Fit Cultural Fit Earnings Growth Opportunity

The Successful Community Bank of the Future Traditional Loan and 1 3 Trust and Retail Investments

Investment Considerations 1Well-established South-Central Pennsylvania community bank 2Experienced management team with strong operational ability Financial performance historically above peers Strategic plans in place to drive core earnings growth Well positioned for future growth in core markets Strong capital base and conservative lending approach

Overview of 2020 Results

Financial Summary

- Year-end 2020 net income was $18.4 million, or $2.13/share, reflecting a 22.5% decrease from 2019.
  - ➢ 2020's results include $6.0 million in one-time merger related expenses associated with the Frederick County Bancorp, Inc. ("FCBI") acquisition.
  - ➢ The year's results also included a higher provision expense of $9.1 million (vs. $0.6 million in 2019), a result of the COVID-19 pandemic as well as an unanticipated $2.0 million charge-off of one loan in 1Q'20 after the death of the borrower.
- Excluding the one-time merger expenses, net income totaled $23.0 million, or $2.67/share.
- In 1Q'20, ACNB completed the systems conversions for FCBI. This transaction resulted in the addition of $443.4 million in assets, $329.3 in loans, and $374.1 million in deposits.
- Noninterest income of $19.9 million increased 9.7% over 2019, largely due to continued growth in the wealth management business and sale of mortgages.
- Cash dividends paid to shareholders of $8.7 million increased 25.5% over 2019.

Financial Overview

Historical Income	For the Year Ended December 31,				
In $000s, except per share data	**2016**	**2017**	**2018**	**2019**	**2020**
Interest Income	$40,500	$51,785	$64,494	$69,558	$85,290
Interest Expense	3,934	5,433	7,399	10,140	12,222
Net Interest Income	**$36,566**	**$46,352**	**$57,095**	**$59,418**	**$73,068**
Provision for Loan Losses[1]	0	0	1,620	600	9,140
Noninterest Income	13,208	14,149	15,948	18,169	19,934
Noninterest Expense	35,137	44,079	44,703	47,621	61,160
Income before Taxes	**$14,637**	**$16,422**	**$26,720**	**$29,366**	**$22,702**
Income Taxes	3,768	6,634	4,972	5,645	4,308
Net Income	**$10,869**	**$9,788**	**$21,748**	**$23,721**	**$18,394**
Adjusted Net Income[2]	**$10,869**	**$14,498**	**$21,748**	**$23,721**	**$23,033**
Key Metrics					
Earnings per Share	$1.80	$1.50	$3.09	$3.36	$2.13
Adjusted Earnings per Share	$1.80	$2.22	$3.09	$3.36	$2.67
Return on Average Assets[3]	0.93%	1.02%	1.34%	1.40%	0.97%
Return on Average Equity[3]	9.17%	10.55%	13.62%	13.33%	9.25%
Net Interest Margin	3.35%	3.51%	3.81%	3.81%	3.35%

Historical Balance Sheet	For the Year Ended December 31,				
In $000s, except per share data	**2016**	**2017**	**2018**	**2019**	**2020**
Cash & Securities	$223,721	$243,094	$236,076	$330,177	$752,476
Gross Loans Held for Investment	907,910	1,244,170	1,302,465	1,272,601	1,637,784
Loans Held for Sale	1,770	1,736	408	2,406	11,034
Gross Loans	909,680	1,245,906	1,302,873	1,275,007	1,648,818
Loan Loss Reserve	(14,194)	(13,976)	(13,964)	(13,835)	(20,226)
Intangibles	6,996	22,149	23,987	24,007	49,373
Other Assets	51,729	98,259	98,752	104,897	124,921
Total Assets	1,206,320	1,595,432	1,647,724	1,720,253	2,555,362
Deposits	967,621	1,298,492	1,348,092	1,412,260	2,185,525
Borrowings	108,840	131,508	118,164	103,233	95,347
Other Liabilities	9,798	11,466	13,331	15,244	16,518
Total Liabilities	1,086,259	1,441,466	1,479,587	1,530,737	2,297,390
Total Shareholders' Equity	120,061	153,966	168,137	189,516	257,972
Key Metrics					
Loans / Deposits	93.83	95.82	96.62	90.11	74.94
Tangible Common Equity / Tangible Assets	9.43	8.38	8.88	9.76	8.32
Common Shares Outstanding	6,064,138	7,023,658	7,046,020	7,079,359	8,709,393
Average Diluted Shares	6,051,579	6,543,756	7,035,818	7,061,524	8,638,654
Book Value per Share	$19.80	$21.92	$23.86	$26.77	$29.62
Tangible Book Value per Share	$18.64	$18.77	$20.46	$23.38	$23.95

1 Provision expense in 2020 was a result of the COVID-19 pandemic as well as a large unanticipated charge-off of one loan in 1Q'20
2 Adjusted net income for 2017 and 2020 reflects figures that exclude the one-time merger related charges for the New Windsor and Frederick County acquisitions
3 ROAA and ROAE reflect adjusted figures that exclude the one-time merger related charges for the New Windsor and Frederick County acquisitions

15

ACNB Corporation

Consistent Balance Sheet Growth Total Assets ($MMs) CAGR (’16 – ’20): 17.4% 2,555.4 Total Loans ($MMs) CAGR (’16 – ’20): 14.0% 1,245.91,302.91,275.0 1,648.8 1,206.3 1,595.41,647.71,720.3 909.7 20162017201820192020 20162017201820192020 Total Deposits ($MMs)Tangible Common Equity ($MMs) CAGR (’16 – ’20): 19.1% 1,298.51,348.11,412.3 967.6 2,185.5 CAGR (’16 – ’20): 15.3% 131.8 113.1 144.2 165.5 208.6 20162017201820192020 20162017201820192020 16

Net Interest Margin (%) Performance Trends ROAE (%)1 3.35 3.51 3.813.81 3.35 9.1710.55 13.6213.33 9.25 20162017201820192020 20162017201820192020 Efficiency Ratio (%) EPS ($)1 67.99 62.37 59.8759.7859.35 1.80 2.22 3.093.362.67 20162017201820192020 20162017201820192020 TCE / TA (%) TBVPS ($) 9.43 8.38 8.88 9.76 8.32 18.6418.7720.4623.3823.95 20162017201820192020 20162017201820192020 17 1ROAE and EPS for 2017 and 2020 are adjusted to reflects figures that exclude the one-time merger related charges for the New Windsor and Frederick County acquisitions

Wealth Management Assets At Year-End in Thousands of Dollars 103,000110,000 132,000 159,700 195,000224,000232,000257,000 277,000 20162017201820192020 Trust AUMBrokerage AUM (1) ACNB’s wealth management business derives a majority of its revenue from noninterest income consisting of trust, investment advisory & brokerage, and other servicing fees. Wealth Management clients are located largely within the Bank’s primary geographic markets. Substantial revenues are generated from investment management contracts with clients. Under these contracts, investment advisory fees are typically based on the market value of assets under management 1Securities and certain insurance products are offered through Cetera Investment Services, LLC, a registered broker-dealer and FINRA 18 member, and advisory services are offered through Cetera Investment Advisers, LLC. Neither firm is affiliated with ACNB.

Russell Insurance Group At Year-End in Thousands of Dollars 36,44038,447 41,647 47,73547,943 20162017201820192020 RIG Premiums ACNB Corporation's wholly-owned subsidiary, Russell Insurance Group, Inc., is a full-service insurance agency that offers a broad range of property & casualty and group life & health insurance to both commercial and individual clients, with licenses in 44 states. Based in Westminster, Maryland, Russell Insurance Group has served the needs of its clients since its founding as an independent insurance agency in 1978. The agency was purchased by ACNB Corporation in 2005. RIG operates additional locations in Germantown and Jarrettsville, Maryland as well as an office in Gettysburg, Pennsylvania. Russell Insurance Group is managed separately from the banking and related financial services that ACNB offers and is reported as a separate segment. 19

Strong Credit Quality1 For the Year Ended December 31, 1Data reflects Bank Level metrics 20

Prudent Reserving Discipline In $000s unless otherwise stated 2016 2017 2018 2019 2020 Loan Loss Reserve Loan Loss Reserves—Beginning of Period 14,747 14,194 13,976 13,964 13,835 Less: Charge-offs (766) (461) (1,810) (917) (2,987) Add: Recoveries 213 243 178 188 238 Add: Provision Expense 0 0 1,620 600 9,140 Loan Loss Reserves—End of Period 14,194 13,976 13,964 13,835 20,226 Trends in Loan Loss Reserve Loan Loss Reserve ($000s)Loan Loss Reserves/Loans (%) 1.23 1.56 Loan Loss Reserve Overview ACNB actively monitors its loan portfolio and records provision expense to maintain strong asset quality. To address the impact of the COVID-19 pandemic, the 1.121.071.09 14,19413,97613,96413,835 20,226 Company recorded $2.6 million and $1.6 million in provision expense during Q2’20 and Q3’20. In addition to COVID-19 related provisions, there was also a large (unanticipated) charge-off of one loan in 1Q’20 of $2.0 million due to the death of the borrower. Although management believes many of its borrowers are in good standing, the Company has cautiously increased its loan loss reserve due to the continued uncertainty 20162017201820192020 surrounding COVID-19. 21

Diversified and Growing Loan Portfolio Key Underwriting Notes ACNB Asset Quality measures continue to reflect commitment to sound Loan Portfolio Composition as of 12/31/2020 Other credit risk management, including conservative underwriting practices, timelycreditadministrativeprocesses,andproactivecustomer relationship management. Independent loan review performed annually with a 60% penetration rate. Fully integrated Enterprise Risk Management function. Incentive plans in place to drive and reward behaviors that are in alignment with corporate objectives. Consumer 0.8% Construction 3.6% HELOC 6.3% Farm 5.0% 4.2% 1-4 Family 24.7% Gross Loan Growth ($MMs) CAGR (’16 – ’20): 14.0% 1,245.91,302.91,275.0 1,648.8 C&I 14.9% Gross Loans $1.6B 909.7 Multifamily + CRE 40.5% 20162017201820192020 22

Focused COVID-19 Response Operations & Employees All community banking offices were limited to drive up services for in person banking transactions, with lobby access available via appointment in the case of critical needs for services such as safe deposit box access. Additional staff were allocated to assist customers over the telephone and to handle new customer enrollments in Online Banking, Mobile Banking, and Bill Pay. Operations are being conducted in compliance with current guidelines regarding social distancing, face masks, sanitation, and personal hygiene. Staff members are working remotely when able to do so in order to complete their primary responsibilities. Limits on Mobile Banking deposit transactions were raised temporarily so that customers can deposit checks in both higher dollar amounts and number. All ACNB Bank fees for customers using an ATM, regardless of the location, were waived for a period of time. Early withdrawal penalties on CDs open greater than seven days were waived for a period of time. Customers To assist customers in managing deposit accounts, fees for account transfers conducted via the Customer Contact Center were waived and there was potential fee relief for overdraft services for a period of time. For personal loan customers experiencing financial hardship, processes were in place to assist in loan payment deferrals or other accommodations. For business loan customers, processes were in place to assist in loan payment deferrals or other accommodations. For eligible business customers, the Bank is participating in any available government loan programs through the Small Business Administration or otherwise, including the Paycheck Protection Program. For business customers, there was potential fee relief for the Bank’s deposit and lending solutions, as well as potential maintenance fee waiver for Remote Deposit Capture services for a period of time. Free pharmacy, vision and hearing benefits, as well as identity theft protection, were extended to all customers with personal checking accounts until December 31, 2020. 23

COVID-19 Loan Considerations COVID-19 Response Despite no significant deterioration in its loan portfolio thus far throughout the pandemic, ACNB proactively increased its provision expense in 2020, an acknowledgement of the uncertainty in the broader economic environment. Although many of the Bank’s borrowers have indicated they will be able to handle short-term interruptions, the Bank proactively increased deferred loan payments for many of its loan clients who were adversely impacted. The Bank’s primary exposure to COVID-19 impacted industries is its hospitality portfolio, which was $18.4 million as of 12/31/2020 (1.1% of total loan portfolio). The Bank continues to actively analyze the loan portfolio and economic conditions in its markets. Paycheck Protection Program (“PPP”) As of December 31, 2020, the Bank has supported 1,440 PPP loans for a total of $160.8 million (or 9.8% of the Bank’s total loan portfolio). These PPP loans have generated $6.1 million in fee income, with $2.9 million recognized in 2020 and the remainder to be recognized either over the life of the loan, or until loan forgiveness occurs. Participation in 2nd round of PPP – through the end of February 2021, ACNB has funded $42.0 million (420 total) in new loans, generating additional fee income of $2.1 million. Payment Deferrals As of December 31, 2020, the Bank has outstanding approvals for loan modifications and deferrals for 48 loans totaling $36.1 million in balances, or 2.2% of the Bank’s total loan portfolio. The Bank’s management has also been very active in communicating with its deferred borrowers and management believes that asset quality will remain strong. 24

COVID-19 Loan Modifications

Commercial Loans - Exposed Industries *In $000s unless otherwise stated*	Number of Loans	Loan Balance	% of Total Loan Portfolio	% of Total Capital
Hospitality	7	18,394	1.12%	7.13%
Commercial Real Estate	7	7,165	0.43%	2.78%
Other	20	5,351	0.33%	2.07%
Food Services	3	4,536	0.28%	1.76%
Residential Real Estate	1	18	0.00%	0.01%
Totals	**38**	**35,464**	**2.17%**	**13.75%**

Loan Modifications (Exposed Industries)



Food Services 0.28%
Other 0.33%
Total
$35.5 Million
Hospitality 1.12%
Commercial Real Estate 0.43%

Notes

- As of December 31, 2020, the Bank's commercial exposure to the accommodation and food service sector (NAICS 72) was approximately 7.7% of gross loans.
- Beginning in late 1Q'20 and early 2Q'20, the Bank began receiving requests for temporary modifications to repayment structures on certain loans. These modifications are grouped into deferred payments of no more than six months, interest only, lines of credit, and other.
  - As of December 31, there were 38 commercial purpose loans that have been deferred
  - As of December 31, there were 10 consumer purpose loans that have been deferred
- Management believes its loans to borrowers in industries impacted by COVID remain strong.

25

ACNB Corporation

Deposit Portfolio Healthy Deposit Portfolio Deposit Composition as of 12/31/2020 Year-end 2020 deposits of $2.2 billion increased 54.8% over 2019. ACNB picked up $375 million in deposits through the Frederick County Bancorp transaction that closed in 1Q’20. ACNB grew organic deposits by approximately 27.8% in 2020, largely a factor of PPP proceeds deposited to customer accounts as well as increased balances in a broad base of accounts, a result of a lack of economic activity due to COVID-19. CDs >= $250,000 4.6% CDs < $250,000 17.2% Noninterest-Bearing Demand 25.5% The Bank continues to have a strong core deposit base, with core deposits making up 95.7% of total deposits. Noninterest-bearing deposits totaled $557 million at year-end 2020 and accounted for approximately 25% of the Bank’s total deposit portfolio. The Bank’s top 20 deposit relationships only account for 12.1% of total deposits. ACNB’s cost of deposits for 2020 was 0.55%, down 7 basis points from 2019’s cost. Total Deposits $2.2B Savings 39.4% Interest Bearing Demand 13.3% 26

Time Deposit Repricing Opportunities 192,866 135,068 112,473 36,250 Notes < 3 Months3 Months to 6 Months6 Months to 12 Months > 12 Months Approximately 76.4% of the Bank’s Time Deposits mature within the next 12 months The potential for repricing on these maturing deposits may help benefit the overall cost of deposits in the low interest-rate environment The total weighted average rate on Time Deposits was 1.14% as of December 31, 2020. Average rates based on maturity date are as follows: ➢ < 3 Months: 1.70% 3 Months to 6 Months: 0.84% 6 Months to 12 Months: 0.58% ➢ > 12 Months: 1.15%

Strong Liquidity Position Asset Mix ($000s)Liability Mix ($000s) Total Equity Borrowings Interest-bearing Nonbrokered Noninterest-bearing Deposits Liquidity Summary As of year-end 2020, ACNB had approximately $400 million of cash and cash equivalents between the holding company and the Bank. The Bank’s investment portfolio of approximately $350.2 million had a tax-equivalent yield of 1.80% and an average duration of 3.7 years. Equities: $2.2 million AFS Securities: $337.7 million HTM Securities: $10.3 million Most of the Bank’s $342.0 fixed-income portfolio is conservatively managed, with a heavy weighting towards investment grade securities that can be leveraged for additional liquidity. Agency Securities: 52.8% of fixed-income AFS portfolio Residential MBS: 32.9% of portfolio Municipal: 10.5% of portfolio Corporate: 2.6% of portfolio

Consolidated In $000s unless otherwise stated2020 Placement1 Repayment1 Pro Forma Bank-Level 2020 Placement1 Repayment1 Pro Forma Consolidated Capital Ratios (%)Bank-Level Capital Ratios (%) 14.91 15.75 15.10 15.10 13.68 13.63 13.68 13.63 13.86 13.86 13.86 13.86 8.32 8.29 8.90 8.87 8.49 8.49 9.01 9.01 2020Pro Forma 2020Pro Forma 1Assumes: i) private placement of subordinated notes with gross proceeds of $15.0 million; ii) total placement related expenses of $325 thousand (capitalized); iii) repayment of $5 million in 29 current outstanding debt; and no proceeds downstreamed to the Bank

Double Leverage and Interest Coverage Assumes: i) private placement of subordinated notes with gross proceeds of $15.0 million; ii) total placement related expenses of $325 thousand (capitalized); iii) repayment of $5 million in current outstanding debt; and no proceeds downstreamed to the Bank 30 Earnings for 2020 have been adjusted to reflect figures that exclude the one-time merger related charges for the Frederick County acquisition

Non-GAAP Disclosure Tangible common equity and tangible book value per common share are non-GAAP financial measures calculated using GAAP figures. Tangible common equity is calculated by excluding the balance of goodwill and intangibles from stockholders’ equity. Tangible book value per share is calculated by dividing tangible common equity by the number of common shares outstanding. The Company has presented these non-GAAP financial measures because it believes that these measures provide useful and comparative information to assess trends in the Company’s financial condition and results of operations. Because not all companies use the same calculations for tangible common equity, this presentation may not be comparable to other similarly titled measures calculated by other companies. These non-GAAP financial measures should not be considered a substitute for GAAP basis measures, and the Company encourages a review of its consolidated financial statements in their entirety. Following are reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measure. For the Year Ended December 31, 31